SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 8 and February 11, 2008, Imperial Sugar Company issued press releases regarding an explosion at its sugar refinery in Port Wentworth, Georgia, which is located near Savannah, Georgia, the evening of Thursday, February 7, 2008. A full investigation of the extent of the damage at the Port Wentworth, Georgia refinery cannot be made until the site is released to Imperial’s engineers following completion of regulatory, on site investigations. Preliminary visual inspection conducted from beyond the perimeter of the site appears to indicate that significant portions of the facility, including the refinery’s bulk storage capacity and virtually its entire packaging capabilities, were seriously damaged.

Employees located at the Port Wentworth facility remain employees of Imperial and continue to receive their paychecks at this time. Imperial expects that its insurance policies will cover at least a portion of the payroll for employees at the facility.

Any statements regarding damage assessment and expectations regarding insurance coverage are forward-looking statements. Actual outcomes may vary materially from those indicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: February 19, 2008	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer